EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 1998 appearing on page 33 of Planet Hollywood International, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 28, 1997.




PRICEWATERHOUSECOOPERS LLP
Orlando, Florida
October 30, 1998